As filed with the Securities and Exchange Commission on April 5, 2011
Registration No. 333-172797

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECA Marcellus Trust I
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)

1311
(Primary Standard Industrial Classification Code Number)

27-6522024
(I.R.S. Employer Identification No.)

919 Congress Avenue
Suite 500
Austin, Texas 78701
(512) 236-6599
(Address, including zip code, and telephone number,
including area code, of agent of service)
The Bank of New York Mellon Trust Company, N.A.
919 Congress Avenue
Suite 500
Austin, Texas 78701
(512) 236-6599
Attention: Michael J. Ulrich
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Energy Corporation of America
(Exact name of co-registrant as specified in its charter

West Virginia
(State or other jurisdiction of incorporation or organization

1311
(Primary Standard Industrial Classification Code Number

84-1235822
(I.R.S. Employer Identification No.)

4643 South Ulster Street
Suite 1100
Denver, Colorado 80237
(303) 694-2667
(Address, including zip code, and telephone number,
including area code, of agent of service)

Donald C. Supcoe
4643 South Ulster Street
Suite 1100
Denver, Colorado 80237
(303) 694-2667
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

Copies to:

David P. Oelman Vinson & Elkins L.L.P. First City Tower 1001 Fannin Street, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222	Thomas R Goodwin Tammy J. Owen Goodwin & Goodwin, LLP 300 Summers Street Suite 1500 Charleston, West Virginia 25301 (304) 346-7000	Thomas W. Adkins Bracewell & Giuliani LLP 111 Congress Avenue Suite 2300 Austin, Texas 78701-4061 (512) 472-7800	Joshua Davidson Baker Botts L.L.P. 910 Louisiana St. Houston, Texas 77002-4995 (713) 229-1234

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
ECA Marcellus Trust I

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Energy Corporation of America

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the “SEC”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     This Registration Statement on Form S-1 (Registration Statement No. 333-172797) of ECA Marcellus Trust I (the “Registration Statement”) is being amended to add Energy Corporation of America as a co-registrant to the Registration Statement and to file exhibit 1.1 to the Registration Statement. No changes or additions are being made hereby to prospectus that already forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 13. Other Expenses Of Issuance And Distribution.
     Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee and the FINRA fee, the amounts set forth below are estimates.

SEC Registration fee	$10,469
FINRA Fee	$10,751
Printing and engraving expenses	$50,000
Fees and expenses of legal counsel	$75,000
Accounting fees and expenses	$75,000
Miscellaneous	$3,780

Total	$225,000

Item 14. Indemnification Of Directors And Officers.
     The trust agreement provides that the Trustee and its officers, agents and employees shall be indemnified from the assets of the trust against and from any and all liabilities, expenses, claims, damages or loss incurred by it individually or as Trustee in the administration of the trust and the trust assets, including, without limitation, any liability, expenses, claims, damages or loss arising out of or in connection with any liability under environmental laws, or in the doing of any act done or performed or omission occurring on account of it being Trustee or acting in such capacity, except such liability, expense, claims, damages or loss as to which it is liable under the trust agreement. In this regard, the Trustee shall be liable only for fraud or gross negligence or for acts or omissions in bad faith and shall not be liable for any act or omission of any agent or employee unless the Trustee has acted in bad faith or with gross negligence in the selection and retention of such agent or employee. The Trustee is entitled to indemnification from the assets of the trust and shall have a lien on the assets of the trust to secure it for the foregoing indemnification.
     The West Virginia Business Corporation Act also allows a corporation to indemnify any person who was or is threatened to be made party to any action or suit brought by or in the right of the corporation against all expenses, fines, judgments and payments made in settlement, including legal fees. The person must have acted in good faith with no reason to believe the actions taken were in opposition to the corporation. Indemnification is not permitted in situations where the party seeking the indemnity was adjudged liable for negligence or misconduct regarding tax matters.
     The West Virginia Business Corporation Act also provides that corporations may purchase and maintain insurance to cover possible indemnities, regardless of whether the corporation is otherwise allowed to indemnify the party under its provisions.
     Article XI of Energy Corporation of America’s Certificate of Incorporation provides that no director of Energy Corporation of America shall be liable to Energy Corporation of America or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Energy Corporation of America or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 9 of the Corporation Act or (iv) for any transaction from which the director derived an improper personal benefit.
Item 15. Recent Sales Of Unregistered Securities.
     On June 30, 2010, the registration statement on Form S-1/S-3 (Registration No. 333-165833-01) filed by ECA and the Trust in connection with the initial public offering of the trust units was declared effective by the Securities and Exchange Commission. On July 7, 2010, the Trust issued 17,605,000 trust units to ECA and/or the Private Investors in exchange for the conveyances made by ECA of the interests described elsewhere in this Annual Report on Form 10-K. Immediately thereafter, ECA completed an initial public offering of units of beneficial interest in the Trust, selling 8,802,500 trust units. After completion of the closing transactions, but prior to exercise of the underwriters’ overallotment option relating to the initial public offering, ECA retained an ownership in 3,296,683 common units and 4,401,250 subordinated units, or 43.7% of the total trust units issued and outstanding. The sale of the trust units to ECA and to the Private Investors was exempt from registration by virtue of Section 4(2) of the Securities Act of 1933.
Item 16. Exhibits.
     The following documents are filed as exhibits to this registration statement:

Exhibit
Number		Description
1.1*	—	Form of Underwriting Agreement.
3.1(1)	—	Certificate of Trust of ECA Marcellus Trust I (Incorporated herein by reference to Exhibit 3.1 to Registration Statement on Form S-1 (Registration No. 333-165833)).

Exhibit
Number		Description
3.2(2)		Amended and Restated Trust Agreement of ECA Marcellus Trust I, dated July 7, 2010, among Energy Corporation of America and The Bank of New York Mellon Trust Company, N.A., as Trustee, and Corporation Trust Company, as Delaware Trustee (Incorporated herein by reference to Exhibit 3.1 to the Trust’s Current Report on Form 8-K filed on July 13, 2010 (File No. 001-34800)).

5.1(3)	—	Opinion of Richards, Layton & Finger, P.A. relating to the validity of the trust units.

8.1(3)	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

10.1(2)	—	Perpetual Overriding Royalty Interest Conveyance (PDP), dated effective April 1, 2010, from Energy Corporation of America to The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.2(2)	—	Perpetual Overriding Royalty Conveyance (PUD), dated effective April 1, 2010, from Energy Corporation of America to The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.3(2)	—	Private Investor Conveyance, dated July 7, 2010, among ECA Marcellus Trust I and certain private investors named therein.

10.4(2)	—	Assignment of Royalty Interest, dated effective April 1, 2010, from Eastern Marketing Corporation to The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.5(2)	—	Term Overriding Royalty Interest Conveyance (PDP), dated effective April 1, 2010 from Energy Corporation of America to Eastern Marketing Corporation.

10.6(2)	—	Term Overriding Royalty Conveyance (PUD), dated effective April 1, 2010, from Energy Corporation of America to Eastern Marketing Corporation.

10.7(2)	—	Administrative Services Agreement, dated July 7, 2010, between Energy Corporation of America and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.8(2)	—	Development Agreement, dated July 7, 2010, between Energy Corporation of America and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.9(2)	—	Swap Agreement, dated July 7, 2010, between Energy Corporation of America and ECA Marcellus Trust I.

10.10(2)	—	Drilling Support Lien, dated July 7, 2010, by and between Energy Corporation of America and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.11(2)	—	Royalty Interest Lien, dated July 7, 2010, by and between Energy Corporation of America and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.12(2)	—	Registration Rights Agreement, dated July 7, 2010, by and among ECA Marcellus Trust I, Energy Corporation of America, and certain affiliates of Energy Corporation of America.

23.1(4)	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.1).

23.3	—	Consent of Vinson & Elkins, L.L.P. (contained in Exhibit 8.1).

23.4(4)	—	Consent of Ryder Scott.

*	Filed herewith

(1)	Filed as Exhibit 3.1 to Registration Statement on Form S-1 on April 1, 2010 (Registration No. 333-165833).

(2)	Exhibit previously filed with the SEC and incorporated herein by reference to the exhibit of like designation filed with the Trust’s Current Report on Form 8-K filed on July 13, 2010 (File No. 001-34800).

(3)	Previously filed with the Registration Statement on Form S-1 (Registration No. 333-172797) on March 14, 2011.

(4)	Previously filed with Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-172797) on March 28, 2011.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     i. To include any propectus required by section 10(a)(3) of the Securities Act of 1933;
     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (7) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Austin, State of Texas, on April 5, 2011.

ECA MARCELLUS TRUST I
By:	The Bank of New York Mellon Trust Company, N.A.

By:	/s/ Mike J. Ulrich
	Name:	Mike J. Ulrich
	Title:	Vice President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Denver, State of Colorado, on April 5, 2011.

Energy Corporation of America

By:	/s/ John Mork
Name: John Mork
Title: President and Chief Executive Officer
     Each person whose signature appears below appoints Donald C. Supcoe and Michael S. Fletcher, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities as of the date indicated above.

Signature	Title

/s/ John Mork John Mork	President and Chief Executive Officer (Principal Executive Officer)

/s/ Donald C. Supcoe Donald C. Supcoe	Senior Vice President, Secretary and General Counsel

/s/ Michael S. Fletcher Michael S. Fletcher	Chief Financial Officer (Principal accounting and financial officer)

/s/ W. Gaston Caperton, III W. Gaston Caperton, III	Director

/s/ Peter H. Coors Peter H. Coors	Director

/s/ L.B. Curtis L.B. Curtis	Director

/s/ John J. Dorgan John J. Dorgan	Director

/s/ John Fischer John Fischer	Director

/s/ Thomas R. Goodwin Thomas R. Goodwin	Director

/s/ James J. Markowsky James J. Markowsky	Director

/s/ F.H. McCullough, III F.H. McCullough, III	Director

/s/ Julie Mork Julie Mork	Director

/s/ Jerry W. Neely Jerry W. Neely	Director

/s/ Jay S. Pifer Jay S. Pifer	Director